Exhibit 99.1

Altra Reports Third-Quarter 2016 Results

Improved gross profit margin 80 bps

Narrows Full-Year 2016 Revenue and EPS Guidance.

BRAINTREE, Mass., October 21, 2016 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the third quarter ended September 30, 2016

Financial Highlights

•

Third-quarter 2016 net sales were $173.1 million, compared with $183.1 million in the third quarter of 2015, a decrease of 5.4%. The reduction in net sales was driven by an unfavorable impact from foreign exchange of 1.5% and an organic sales decline of 3.9%.

•

Third-quarter net income was $5.3 million, or $0.20 per diluted share, compared with $10.2 million, or $0.39 per diluted share, in the third quarter of 2015. Non-GAAP net income in the third quarter of 2016 was $9.0 million, or non-GAAP diluted earnings per share of $0.35, compared with $11.3 million, or non-GAAP diluted earnings per share of $0.43, a year ago.*

•	Generation of operating cash flows has allowed for the pay down of over $28 million of debt in 2016.
•	Board approves a new share repurchase program authorizing the buyback of up to $30 million of the Company’s common stock.

*Reconciliation of Non-GAAP Net Income:	Quarter Ended	Year to Date Ended	Quarter Ended	Year to Date Ended
	September 30, 2016		September 30, 2015

Net Income attributable to Altra Industrial Motion Corp.	$5,313	$23,472	$10,221	$29,299

Restructuring and consolidation costs	$3,881	$7,075	$651	$4,994
Legal fees associated with pursuit of unfair trade remedy	208	742	-	-
Supplier warranty provision	-	-	2,069	2,069
Acquisition related expenses	1,130	1,130	77	738
Tax impact of above adjustments	(1,494)	(2,590)	(828)	(2,368)
Tax impact of foreign reorganizations	-	-	(924)	(924)
Non-GAAP net income*	$9,038	$29,829	$11,266	$33,808
Non-GAAP diluted earnings per share*	$0.35	$1.15	$0.43	$1.28

*Reconciliation of Free Cash Flow	Year to Date Ended
	September 30, 2016	September 30, 2015
Net cash flows from operating activities	$46,894	$63,545
Purchase of property, plant and equipment	(15,684)	(19,181)

Free cash flow*	$31,210	$44,364
In Thousands of Dollars, except per share amounts

Share Repurchase Program

On October 19, 2016, our board of directors approved a new share repurchase program authorizing the buyback of up to $30 million of the Company’s common stock through December 31, 2019. The previous share repurchase program, initiated in 2014, has been terminated and replaced by this new program effective immediately. The Company expects to purchase shares on the open market, through block trades, in privately negotiated transactions, in compliance with SEC Rule 10b-18 (including through Rule 10b5-1 plans), or in such other appropriate manner. The timing of the shares repurchased will be at the discretion of management and will depend on a number of factors, including price, market conditions and regulatory requirements.  Shares acquired through the repurchase program will be held as treasury shares and may be used for general corporate purposes.  The Company retains the right to limit, terminate or extend the share repurchase program at any time without prior notice.

Management Comments

“Our third-quarter results were in line with our expectations as economic conditions in many of our end markets continue to be challenging,” said Carl Christenson, Altra’s Chairman and CEO. “We are executing well on our programs to improve our long-term operating performance, including our consolidation, supply chain and operational excellence initiatives. We remain committed to providing value to our shareholders with the announcement of the new stock repurchase program. The program reflects confidence in our ability to generate free cash flow, our strong balance sheet, and our long term-term strategy and growth prospects. We completed another plant closure in the third quarter and expect an additional closure in the current fourth quarter, resulting in a total of seven consolidated facilities by year end.”

Business Outlook

“Based on our nine-month results and our expected performance for the fourth quarter, we are narrowing our full year revenue and EPS guidance. While we expect soft conditions in our end markets to persist, our year-over-year quarterly comparisons will be easier as we proceed through 2017. At the same time, when our markets do improve we expect that our consolidation, supply chain and operational excellence initiatives will result in excellent leverage in our business model and significant potential for margin appreciation.”

Altra is narrowing its previous annual revenue guidance and expects full-year 2016 sales in the range of $705 to $715 million and diluted EPS in the range of $1.25 to $1.30 and non-GAAP diluted EPS guidance in the range of $1.45 to $1.50.* This guidance includes savings from the restructuring and consolidation actions taken to date. The Company expects its tax rate for the full year to be approximately 29% to 31%. Altra continues to expect capital expenditures in the range of $20 to $24 million and depreciation and amortization in the range of $30 to $32 million for 2016.

The following table reconciles GAAP diluted earnings per share to non-GAAP diluted earnings per share and does not take in to account any unknown factors that may impact the business.

*Reconciliation of 2016 Non-GAAP Diluted EPS Guidance	Projected Fiscal Year 2016

Net Income per Share Diluted	$1.25 - $1.30
Restructuring and consolidation costs	$0.20
Legal fees associated with the pursuit of unfair trade remedy	$0.03
Acquisition related expenses	$0.06
Tax impact of above adjustments**	($0.09)

Non-GAAP Diluted EPS Guidance	$1.45 - $1.50

** Tax impact is calculated by multiplying the estimated effective tax rate for the period of 31% by the above items.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited third-quarter 2016 financial results this morning at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on October 21 through midnight on November 4, 2016. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID #13647844). A webcast replay also will be available.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amounts	September 30, 2016		September 30, 2015		September 30, 2016		September 30, 2015
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$173,132		$183,053		$536,259		$573,024
Cost of sales	118,957		127,253		369,254		398,765
Gross profit	$54,175		$55,800		$167,005		$174,259
Gross profit as a percent of net sales	31.3%		30.5%		31.1%		30.4%
Selling, general & administrative expenses	36,142		34,279		105,548		105,733
Research and development expenses	4,267		4,210		13,345		13,506
Restructuring Charges	3,397		651		6,591		4,994
Income from operations	$10,369		$16,660		$41,521		$50,026
Income from operations as a percent of net sales	6.0%		9.1%		7.7%		8.7%
Interest expense, net	2,815		2,924		8,615		8,858
Other non-operating expense, net	45		685		(438)		606
Income before income taxes	$7,509		$13,051		$33,344		$40,562
Provision for income taxes	2,196		2,830		9,872		11,326
Income tax rate	29.2%		21.7%		29.6%		27.9%
Net income	5,313		10,221		23,472		29,236
Net loss (income) attributable to non-controlling interest	-		-		-		63
Net income attributable to Altra Industrial Motion Corp.	$5,313		$10,221		$23,472		$29,299

Weighted Average common shares outstanding
Basic	25,726		26,145		25,684		26,140
Diluted	26,021		26,145		25,813		26,184

Net income per share
Basic	$0.21		$0.39		$0.91		$1.12
Diluted	$0.20		$0.39		$0.91		$1.12

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$10,369		$16,660		$41,521		$50,026

Restructuring and consolidation costs	3,881		651		7,075		4,994
Legal fees associated with pursuit of unfair trade remedy	208		-		742		-
Supplier warranty provision	-		2,069		-		2,069
Acquisition related expenses	1,130		77		1,130		738
Non-GAAP income from operations *	$15,588		$19,457		$50,468		$57,827

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	$5,313		$10,221		$23,472		$29,299

Restructuring and consolidation costs	3,881		651		7,075		4,994
Legal fees associated with pursuit of unfair trade remedy	208		-		742		-
Supplier warranty provision	-		2,069		-		2,069
Acquisition related expenses	1,130		77		1,130		738
Tax impact of above adjustments	(1,494)		(828)		(2,590)		(2,368)
Tax impact of foreign reorganizations	-		(924)		-		(924)
Non-GAAP net income *	$9,038		$11,266		$29,829		$33,808

Non-GAAP diluted earnings per share *	$0.35	(1)	$0.43	(2)	$1.15	(3)	$1.28	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.6% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.6% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.9% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.4% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	September 30, 2016	December 31, 2015
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$39,765	$50,320
Trade receivables, net	104,671	94,720
Inventories	121,443	121,156
Income tax receivable	2,644	5,146
Prepaid expenses and other current assets	10,486	11,217
Assets held for sale	4,732	4,597
Total current assets	283,741	287,156
Property, plant and equipment, net	142,748	145,413
Intangible assets, net	90,508	96,069
Goodwill	97,775	97,309
Deferred income taxes	3,197	3,201
Other non-current assets, net	2,489	3,184
Total assets	$620,458	$632,332

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$41,845	$40,297
Accrued payroll	22,141	22,312
Accruals and other current liabilities	36,721	34,990
Income tax payable	3,891	3,563
Current portion of long-term debt	400	3,187
Total current liabilities	104,998	104,349
Long-term debt, less current portion and net of unaccreted discount	209,754	231,568
Deferred income taxes	44,299	44,185
Pension liabilities	9,171	8,328
Long-term taxes payable	670	647
Other long-term liabilities	691	688
Total stockholders' equity	250,875	242,567
Total liabilities, and stockholders' equity	$620,458	$632,332

Reconciliation to operating working capital:
Trade receivables, net	104,671	94,720
Inventories	121,443	121,156
Accounts payable	(41,845)	(40,297)
Operating working capital *	$184,269	$175,579

	Year to Date Ended
	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$23,472	$29,236
Adjustments to reconcile net income to net cash flows:
Depreciation	16,235	16,232
Amortization of intangible assets	6,384	6,437
Amortization of deferred financing costs	590	689
Gain on foreign currency, net	(130)	(128)
Accretion of debt discount, net	2,970	2,740
Loss on disposal / impairment of fixed assets	582	856
Stock based compensation	3,370	3,231
Changes in assets and liabilities:	—	—
Trade receivables	(10,461)	(1,552)
Inventories	(837)	2,367
Accounts payable and accrued liabilities	3,226	7,106
Other current assets and liabilities	728	(2,609)
Other operating assets and liabilities	765	(1,060)
Net cash provided by operating activities	46,894	63,545
Cash flows from investing activities
Purchase of property, plant and equipment	(15,684)	(19,181)
Proceeds from sale of land	—	1,201
Net cash used in investing activities	(15,684)	(17,980)
Cash flows from financing activities
Payments on term loan facility	—	(16,027)
Payments on Revolving Credit Facility	(30,870)	(9,000)
Dividend payments	(7,784)	(7,130)
Proceeds from equipment and working capital notes	2,893	1,100
Borrowing under Revolving Credit Facility	3,000	6,000
Payments of equipment and working capital notes	(2,832)	(3,639)
Proceeds from mortgages and other debt	—	7,085
Shares surrendered for tax withholding	(1,288)	(1,182)
Payments on mortgages and other debt	(349)	(352)
Purchase of non-controlling interest	—	(878)
Purchases of common stock under share repurchase program	(4,713)	(14,285)
Net cash used in financing activities	(41,943)	(38,308)
Effect of exchange rate changes on cash and cash equivalents	178	(5,111)
Net change in cash and cash equivalents	(10,555)	2,146
Cash and cash equivalents at beginning of year	50,320	47,503
Cash and cash equivalents at end of period	$39,765	$49,649

Reconciliation to free cash flow:
Net cash flows from operating activities	46,894	63,545
Purchase of property, plant and equipment	(15,684)	(19,181)

Free cash flow *	$31,210	$44,364

Altra Industrial Motion Corp.
Selected Segment Data	Quarters Ended September 30,		Year to date periods Ended September 30,
In Thousands of Dollars, except per share amount	2016	2015	2016	2015
Net Sales:
Couplings, Clutches & Brakes	$77,446	$85,760	$231,225	$265,225
Electromagnetic Clutches & Brakes	$50,680	$50,393	$165,083	$166,279
Gearing	$47,023	$48,783	$145,038	$147,599
Eliminations	$(2,017)	$(1,883)	$(5,087)	$(6,079)
Total	$173,132	$183,053	$536,259	$573,024

Income from operations:
Couplings, Clutches & Brakes	$6,596	$8,910	$20,441	$29,672
Electromagnetic Clutches & Brakes	$6,589	$4,771	$20,120	$16,293
Gearing	$5,650	$6,197	$17,280	$17,022
Restructuring and consolidation costs	$(3,397)	$(651)	$(6,591)	$(4,994)
Corporate	$(5,069)	$(2,567)	$(9,729)	$(7,967)
Total	$10,369	$16,660	$41,521	$50,026

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related expenses, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Additionally, there can be no assurance that shares will be repurchased in the future under the new share repurchase program, as the new share repurchase program may be limited or terminated at any time without notice and because actual share repurchases will be subject to a variety of factors, including without limitation market conditions and share price. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's expectations around the Company’s new share repurchase program, the method and manner in which the Company may implement its new share repurchase program, the Company’s plan to return cash to shareholders through the new share repurchase program, the Company’s progress on corporate initiatives, including its supply chain management initiative, the Company's views and assessment of economic conditions, end market conditions and industrial demand, the Company's expectations with respect to sales, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and future plans on implementing and pursuing consolidation and cost reduction activities and the cost savings associated therewith, the number and timing of the Company’s plant closures, the impact and timing of the Company's cost management and restructuring activities on earnings, margins and shareholder value, the Company's unaudited 2016 financial information, and the Company's guidance for full year 2016.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the closure of the Company's manufacturing facility in Changzhou, China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risk associated with the UK vote to leave the European Union and (33) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com